Boyle CPA, LLC

Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Upright Growth Fund and the use of our report dated February 24, 2022 on the financial statements and financial highlights of Upright Growth Fund.  Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ Boyle CPA, LLC

Red Bank, NJ

June 2, 2022

331 Newman Springs Road

                                                                            P (732) 784-1582

Building 1, 4th Floor, Suite 143

                                                                      F (732) 510-0665

Red Bank, NJ 07701